UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2022
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On April 29, 2022, BioReference Health, LLC, a Delaware limited liability company (f/k/a BioReference Laboratories, Inc. “BRLI”), a subsidiary of OPKO Health, Inc., a Delaware corporation (the “Company”), together with the other parties thereto, entered into a waiver and amendment (the “Amendment”) to that certain amended and restated credit agreement, dated as of August 30, 2021 (the “A&R Credit Agreement”), by and among BRLI, GeneDx Inc., a New Jersey corporation and an indirect wholly owned subsidiary of the Company (“GeneDx”), the other loan party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders.
The Amendment, among other things, (i) waives specified defaults under the A&R Credit Agreement resulting from certain internal reorganization transactions that resulted in both BRLI and GeneDx changing their respective forms of organization from New Jersey corporations to Delaware limited liability companies, (ii) provides for the disposition of GeneDx pursuant to the transactions contemplated by the Merger Agreement (as defined in Item 8.01 of this Current Report on Form 8-K), (iii) amends certain reporting requirements under the A&R Credit Agreement and (iv) provides that the borrowers under the A&R Credit Agreement may effect certain restricted payments to the extent necessary for their parent entities to pay income tax in respect of income earned by the borrowers. Except as described in this Item 1.01, all other material terms of the A&R Credit Agreement remain unmodified.
The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

ITEM 8.01.	Other Events.
As previously reported, on January 14, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Sema4 Holdings Corp., a Delaware corporation (“Sema4”), its two wholly owned subsidiaries, Orion Merger Sub I, Inc., a Delaware corporation, and Orion Merger Sub II, LLC, a Delaware limited liability company, GeneDx, and GeneDx Holding 2, Inc., a Delaware corporation and wholly owned subsidiary of the Company.
On April 29, 2022, the transactions contemplated by the Merger Agreement closed (the “Closing”), with GeneDx (now a Delaware limited liability company) surviving the mergers contemplated thereby as a wholly owned indirect subsidiary of Sema4.
At Closing, Sema4 paid to the Company aggregate consideration of $150.0 million in cash (before deduction of transaction expenses and other customary purchase price adjustments), together with 80.0 million shares (the “Closing Shares”) of Sema4’s Class A common stock, par value $0.0001 per share (“Sema4 Common Stock”). Additionally, as previously reported, Sema4 has agreed to pay the Company up to an additional $150.0 million, which may be paid in Sema4 Common Stock, cash or a combination thereof in Sema4’s discretion, subject to GeneDx achieving certain revenue targets for the fiscal years ending December 31, 2022 and 2023 (the “Milestone Consideration”). If the Milestone Consideration in respect of the year ending December 31, 2022 becomes payable in full, then the Milestone Consideration conditionally payable in respect of the year ending December 31, 2023 is subject to acceleration in the event of a change in control of Sema4.
Also as previously reported, in connection with the transactions contemplated by the Merger Agreement, on January 14, 2022, the Company entered into a Shareholder Agreement (the “Shareholder Agreement”) with Sema4, pursuant to which the Company has agreed to, among other things, be subject to a lock-up period with respect to its shares of Sema4 Common Stock (the “Lock-Up Shares”), which include the Closing Shares, together with any shares issued in respect of the Milestone Consideration (the “Milestone Shares”). The lock-up period extends from the Closing until (a) in the case of the Closing Shares, April 29, 2023, (b) if and to the extent earned, in the case of the Milestone Shares for the first payment in respect of the Milestone Consideration, the date that is one (1) year from the date of issuance for such stock and (c) if and to the extent earned, in the case of the Milestone Shares for the second payment in respect of the Milestone Consideration, the date that is six (6) months from the date of issuance for such stock (as applicable, the “Lock-Up Period”). During this Lock-Up Period, the Company may not transfer any Lock-Up Shares or engage in any short sales or other hedging or derivative transactions, subject to certain limited exceptions. Following such Lock-Up Period, the Company has agreed to dispose of its Lock-Up Shares in a marketed sale process under certain circumstances for so long as it continues to hold at least 5% of the outstanding shares of Sema4 Common Stock.
In addition, the Company has further agreed to certain standstill provisions whereby, subject to certain exceptions, it is obligated to refrain from taking certain actions with respect to the Sema4 Common Stock. The Company has also agreed to vote its shares of Sema4 Common Stock in accordance with the recommendations of Sema4’s board of directors for so long as it continues to hold at least 5% of the outstanding shares of Sema4 Common Stock. Further, Sema4 has also granted the Company certain customary shelf, piggyback and demand registration rights that require Sema4 to register the Company’s Lock-Up Shares for resale under the Securities Act of 1933, as amended.
The foregoing description of the Merger Agreement and the Shareholder Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement and the Shareholder Agreement, which the Company filed as Exhibit 2.1 and Exhibit 10.1, respectively, to its Current Report on Form 8-K filed with the SEC on January 18, 2022.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Waiver Under and Amendment No. 1 to Amended and Restated Credit Agreement, dated as of April 29, 2022, by and among BioReference Health LLC, GeneDx, LLC, the other subsidiary borrowers and loan parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

Exhibit Index

Exhibit No.	Description

10.1
Waiver Under and Amendment No. 1 to Amended and Restated Credit Agreement, dated as of April 29, 2022, by and among BioReference Health LLC, GeneDx, LLC, the other subsidiary borrowers and loan parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: May 4, 2022	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration